Exhibit 99.1

Dragonfly Energy Reports Third Quarter 2026 Results

Heavy-Duty Trucking Revenue More Than Doubled Sequentially as Fleet Adoption Accelerates

Trucking Momentum Expected to Continue, With Q4 2026 Trucking Revenue Projected to Nearly Double on a Sequential Basis

Completed Acquisition of Dakota Lithium Brand, Expanding Into New Markets and Broadening Product Portfolio

Provides Q4 2026 Guidance of Approximately Breakeven Adjusted EBITDA

Third Quarter 2026 Financial Summary

●	Net sales were $12.2 million
●	OEM net sales were $7.1 million
●	Gross Margin was 27.0%
●	Net Loss Attributable to Common Stockholders was $(6.7) million
●	Adjusted EBITDA was $(2.3) million

RENO, NEVADA (November 12, 2026) — Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) (“Dragonfly Energy” or the “Company”), an industry leader in lithium battery technology, today reported its financial and operational results for the third quarter ended September 30, 2026.

“Third quarter heavy-duty trucking revenue more than doubled sequentially to $1.3 million, in line with our August outlook, driven by expanding commercial fleet adoption,” commented Dr. Denis Phares, Chief Executive Officer. “For the first time, we received orders from fleets moving directly into commercial deployment without a pilot program, reflecting the credibility we have established through years of field validation. Based on our current order book, we expect trucking revenue to nearly double again in the fourth quarter on a sequential basis. Persistently high diesel prices are also driving greater urgency among fleets seeking to offset fuel costs, and we believe Dragonfly’s commercial trucking portfolio positions us well to capitalize on this opportunity.”

“RV market conditions remained challenging, which drove net sales below our expectations. However, adoption within our premium OEM partnerships remains healthy, as customers continue to standardize lithium systems and increase energy storage content across their product lineups.”

“Following our acquisition of Dakota Lithium at the end of July, we have been rebuilding inventory, re-engaging its dealer and distribution network, and strengthening its e-commerce capabilities. Early demand has been encouraging. We expect new inventory to begin arriving toward the end of the fourth quarter, with broader availability and a more meaningful revenue contribution beginning in the first quarter of 2027. We also expect Dakota to be accretive to Adjusted EBITDA as we leverage our existing infrastructure with minimal incremental overhead.”

Third Quarter 2026 Financial and Operating Results

Net Sales by Customer Type

(in thousands)

	Fiscal Quarter Ended
	September 30, 2026	September 30, 2025	Change (YoY)
OEM	$7,122	$10,679	-33.3%
DTC	$4,802	$5,038	-4.7%
Licensing Fee	$250	$250	0%
Net Sales	$12,174	$15,967	-23.8%

Net sales were $12.2 million, below the Company’s previously issued guidance of approximately $13.5 million, and included $7.1 million in OEM net sales and $4.8 million in DTC net sales. The decline in OEM net sales reflects ongoing softness in the RV industry, where wholesale shipments were down 13.7% year-to-date through September, according to the RV Industry Association. Despite that backdrop, adoption of our solutions continued to broaden. DTC net sales declined 4.7%, reflecting continued macroeconomic pressures.

Gross profit was $3.3 million, with a gross margin of 27.0%, compared to gross profit of $4.7 million and a gross margin of 29.7% in the third quarter of 2025. The year-over-year declines were primarily driven by lower volumes. Operating expenses totaled $7.3 million, compared to $8.5 million a year ago, reflecting progress on the Company’s cost-reduction initiatives. The Company continues to pursue additional operational efficiencies.

The Company reported a Net Loss of $(5.5) million and a Net Loss Attributable to Common Stockholders of $(6.7) million, or $(3.71) per diluted share. This compares to a Net Loss and Net Loss Attributable to Common Stockholders of $(11.1) million, or $(16.45) per diluted share, in the third quarter of 2025.

Adjusted EBITDA, excluding stock-based compensation, changes in the fair market value of our warrants, and other one-time expenses, was $(2.3) million, compared to $(2.1) million in the third quarter of 2025. The $0.2 million year-over-year decline in Adjusted EBITDA, despite a 23.8% decrease in net sales, reflects the progress we have made through our cost-reduction initiatives. Sequentially, Adjusted EBITDA declined $0.7 million from $(1.6) million in the second quarter of 2026.

Summary and Outlook

“Looking ahead to the fourth quarter, we expect trucking revenue to nearly double sequentially as existing fleet customers expand their deployments and we onboard new fleets. While RV market conditions remain challenging, we expect continued progress in trucking and Dakota Lithium, combined with our ongoing cost-reduction initiatives, to support our path toward profitability. We also anticipate broader product availability and a more meaningful revenue contribution from Dakota Lithium beginning in the first quarter of 2027, with the acquisition expected to be accretive to Adjusted EBITDA as we leverage our existing infrastructure. We remain focused on achieving sustainable positive Adjusted EBITDA, supported by continued growth in trucking, Dakota Lithium, and ongoing cost efficiencies,” concluded Dr. Phares.

Q4 2026 Guidance

●	Net Sales of approximately $12.5 million
●	Adjusted EBITDA of approximately breakeven*

The Adjusted EBITDA outlook reflects the anticipated benefit of certain tariff-related refunds, along with continued progress on the Company’s cost-reduction initiatives.

* The Company cannot reconcile its expected Adjusted EBITDA under “Q4 2026 Guidance” without unreasonable effort because certain items that impact net (loss) income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time. Actual results may vary from the guidance and the variations may be material.

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure and should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”). Please refer to the reconciliation of Adjusted EBITDA to its nearest GAAP measure in this release.

The Company provides non-GAAP financial measures including EBITDA and Adjusted EBITDA as a supplement to GAAP financial information to enhance the overall understanding of the Company’s financial performance and to assist investors in evaluating the Company’s results of operations, period over period. Adjusted non-GAAP measures exclude significant unusual items. Investors should consider these non-GAAP measures as a supplement to, and not a substitute for, financial information prepared on a GAAP basis.

EBITDA is defined as earnings before interest and other income (expenses), income taxes, and depreciation and amortization. Adjusted EBITDA is calculated as EBITDA adjusted for stock-based compensation, change in fair market value of warrant liabilities, non-recurring costs associated with strategic financing, reverse stock split, litigation and loss on settlement. Adjusted EBITDA is a performance measure that the Company believes is useful to investors and analysts because it illustrates the underlying financial and business trends relating to the Company’s core, recurring results of operations and enhances comparability between periods.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	Although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may adjust in historical periods; and

●	Other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Webcast Information

The Dragonfly Energy management team will host a conference call to discuss its third quarter 2026 financial and operational results this afternoon, November 12, 2026, at 5:00 PM Eastern Time. The call can be accessed live via webcast by clicking here, or through the Events and Presentations page within the Investor Relations section of Dragonfly Energy’s website at https://investors.dragonflyenergy.com/events-and-presentations/default.aspx. To join by phone and participate in the Q&A, please register in advance here; dial-in details and a unique PIN will be provided upon registration. Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

An archive of the webcast will be available for a period of time shortly after the call on the Events and Presentations page on the Investor Relations section of Dragonfly Energy’s website, along with the earnings press release.

About Dragonfly Energy

Dragonfly Energy Holdings Corp. (Nasdaq: DFLI) is a lithium battery technology company spanning battery cell manufacturing, pack assembly and full-system integration. The Company develops and delivers energy storage solutions for mobile, off-grid, industrial and specialty applications.

Dragonfly Energy is advancing domestic battery cell manufacturing through its patented dry electrode process and the development of next-generation battery technologies, including all-solid-state battery cells. Its work combines advanced research and development with software-enabled intelligence to improve the performance and capabilities of energy storage systems.

To learn more about Dragonfly Energy and its commitment to clean energy advancements, visit https://investors.dragonflyenergy.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the Company’s guidance for the fourth quarter of 2026, including the anticipated benefit of tariff-related refunds, the expected benefits of the Dakota Lithium acquisition, the expected contribution of the Dakota Lithium acquisition to revenue and Adjusted EBITDA, the expectations regarding heavy-duty trucking revenue growth and fleet adoption, the Company’s Adjusted EBITDA profitability targets, results of operations and financial position, planned products and services, business strategy and plans, market size and growth opportunities, competitive position and technological and market trends. Some of these forward-looking statements can be identified by the use of forward-looking words, including “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “plan,” “targets,” “projects,” “could,” “would,” “continue,” “forecast” or the negatives of these terms or variations of them or similar expressions.

These forward-looking statements are subject to risks, uncertainties, and other factors (some of which are beyond the Company’s control) which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to: the timing and extent of recovery in the Company’s core markets, including the RV market; the Company’s ability to successfully increase market penetration into target markets; the Company’s ability to penetrate the heavy-duty trucking and other new markets; fluctuations in diesel fuel prices and their effect on fleet demand for the Company’s products; the growth of the addressable markets that the Company intends to target; the Company’s ability to successfully integrate Dakota Lithium and realize the anticipated benefits of the acquisition; the timing and amount of any tariff-related refunds and changes in tariffs or trade policy; the Company’s ability to retain members of its senior management team and other key personnel; the Company’s ability to maintain relationships with key suppliers, including suppliers in China; the Company’s ability to maintain relationships with key customers; the Company’s ability to protect its patents and other intellectual property; the Company’s ability to successfully utilize its patented dry electrode battery manufacturing process and optimize solid-state cells as well as to produce commercially viable solid-state cells in a timely manner or at all, and to scale to mass production; the Company’s ability to timely achieve the anticipated benefits of its licensing arrangement with Stryten Energy LLC; the Company’s ability to achieve the anticipated benefits of its customer arrangements with Stevens Transport; the Company’s ability to maintain the listing of its common stock and public warrants on the Nasdaq Capital Market; the impact of geopolitical conflicts; the Company’s ability to generate revenue from future product sales and its ability to achieve and maintain profitability; and the Company’s ability to compete with other manufacturers in the industry and its ability to engage target customers and successfully convert these customers into meaningful orders in the future. These and other risks and uncertainties are described more fully in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC and in the Company’s subsequent filings with the SEC available at www.sec.gov.

If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements contained in this press release speak only as of the date they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Financial Tables

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(U.S. Dollars in Thousands, except share and per share data)

	As of
	September 30, 2026	December 31, 2025
Current Assets
Cash and cash equivalents	$1,941	$18,270
Accounts receivable, net of allowance for credit losses	4,214	4,215
Inventory	19,736	24,234
Prepaid expenses	652	1,088
Prepaid inventory	2,323	937
Prepaid income tax	359	353
Other current assets	2,429	1,083
Total Current Assets	31,654	50,180
Property and Equipment
Property and Equipment, Net	20,419	20,741
Intangible Assets, Net	2,225	-
Operating lease right of use asset, net	14,350	15,240
Other assets	378	388
Total Assets	$69,026	$86,549

Current Liabilities
Accounts payable	$9,418	$10,322
Accrued payroll and other liabilities	2,389	4,053
Accrued tariffs	341	943
Customer deposits	242	121
Deferred revenue, current portion	1,000	1,000
Dividends Payable	518	317
Notes payable, current portion, net	12,483	433
Operating lease liability, current portion	2,273	2,533
Financing lease liability, current portion	17	35
Total Current Liabilities	28,681	19,757
Long-Term Liabilities
Deferred revenue, net of current portion	1,833	2,583
Warrant liabilities	3	713
Notes payable, non current portion, net of debt issuance costs	-	9,212
Operating lease liability, net of current portion	18,854	20,470
Financing lease liability, net of current portion	77	28
Total Long-Term Liabilities	20,767	33,006
Total Liabilities	49,448	52,763
Commitments and Contingencies
Redeemable Preferred Stock
Preferred stock - Series B, 25,000 shares at $0.0001 par value, authorized, and 25,000 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	24,122	22,256
Stockholders’ Equity
Preferred stock, 4,995,000 shares at $0.0001 par value, authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	-	-
Common stock, 50,000,000 shares at $0.0001 par value, authorized, 1,878,418 and 1,509,839 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively
Additional paid in capital	164,099	163,623
Accumulated deficit	(168,643)	(152,093)
Stockholders’ Equity	(4,544)	11,530
Total Liabilities, Redeemable Preferred Stock and Stockholders’ Equity	$69,026	$86,549

Dragonfly Energy Holdings Corp.

Unaudited Condensed Interim Consolidated Statement of Operations

(U.S. Dollars in Thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2026	Sep 30, 2025

Net Sales	$12,174	$15,967

Cost of Goods Sold	8,889	11,231

Gross Profit	3,285	4,736

Operating Expenses
Research and development	633	585
General and administrative	5,112	5,299
Selling and marketing	1,593	2,630

Total Operating Expenses	7,338	8,514

Loss From Operations	(4,053)	(3,778)

Other Income (Expense)
Interest expense, net	(1,774)	(6,409)
Other Income	411	-
Change in fair market value of warrant liability	(123)	(883)
Total Other Expense	(1,486)	(7,292)

Net Loss Before Taxes	(5,539)	(11,070)

Income Tax (Benefit) Expense	-	-

Net Loss	$(5,539)	$(11,070)

Less: Preferred Stock Dividends	(1,168)	-

Net Loss Attributable to Common Stockholders	$(6,707)	$(11,070)

Loss Per Share- Basic & Diluted	$(3.71)	$(16.45)
Weighted Average Number of Shares- Basic & Diluted	1,807,571	673,112

Dragonfly Energy Holdings Corp.

Reconciliation of GAAP to Non-GAAP Measures (Unaudited)

(U.S. Dollars in Thousands)

	Three Months Ended
	September 30, 2026	September 30,2025
EBITDA Calculation
Net Loss Before Taxes	$(6,707)	$(11,070)
Interest Expense	1,774	6,409
Depreciation and Amortization	486	460
EBITDA	$(4,447)	$(4,201)

Adjustments to EBITDA
Stock - Based Compensation	243	168
Series B Preferred Stock Dividend	1,168	-
Preferred Stock Financing expenses	-	13
Prior year tariff estimate adjustment	-	-
Litigation Fees and loss on Settlement	313	-
Expenses related to Debt Restructure	88	354
Impairment of right-of-use asset and disposal of associated assets		611
At-the-Market (ATM) set up Expenses	13	-
Joint Venture Exploration	37	-
Severance	-	35
Expenses related to Dakota Lithium Asset Purchase Agreement	121	-
Change in fair market value of warrant liability	123	883
Adjusted EBITDA	$(2,341)	$(2,137)

Dragonfly Energy Holdings Corp.

Unaudited Condensed Consolidated Statement of Cash Flows

Nine Months Ended September 30,

(U.S. Dollars in Thousands)

	2026	2025
Cash flows from Operating Activities
Net Loss	$(16,550)	$(24,901)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Stock based compensation	717	578
Amortization of debt discount	3,106	5,240
Change in fair market value of warrant liability	(370)	(4,624)
Non-cash interest expense (paid-in-kind)	445	11,233
Provision for credit losses	(10)	87
Depreciation and amortization	1,733	1,810
Amortization of right of use assets	890	1,948
Loss on disposal of property and equipment	42	156
Loss on disposal of right-of-use assets		454
Changes in Assets and Liabilities
Accounts receivable	11	(2,463)
Inventories	5,137	(1,002)
Prepaid expenses	436	(43)
Prepaid inventory	(1,386)	125
Prepaid income tax	(6)	-
Other current assets	(1,346)	61
Other assets	10	(6)
Income taxes payable	-	(4)
Accounts payable and accrued expenses	(2,823)	3,780
Operating lease liabilities	(1,876)	(2,160)
Accrued tariffs	(602)	(324)
Accrued settlement	-	(375)
Deferred revenue	(750)	(750)
Customer deposits	121	(65)
Total Adjustments	3,479	13,656
Net Cash Used in Operating Activities	(13,071)	(11,245)

Cash Flows From Investing Activities
Cash paid for acquisition of business	(1,000)	-
Purchase of intangibles	(131)	-
Purchase of property and equipment	(1,064)	(1,808)
Net Cash Used in Investing Activities	(2,195)	(1,808)

(Continued)
Cash Flows From Financing Activities
Proceeds from public offering (ATM), net	1,031	63
Proceeds from preferred stock offering, net of fees	-	7,330
Proceeds from public offering, net	-	4,684
Payment of dividends	(1,327)	-
Repayment of note payable	(713)	-
Taxes paid related to net settlement of RSUs	-	-
Proceeds from the exercise of pre-funded warrants	1	-
Financing lease liabilities	(55)	(35)
Net Cash (Used in) Provided by Financing Activities	(1,063)	12,042

Net Decrease in Cash and cash equivalents	(16,329)	(1,011)
Cash and cash equivalents - beginning of period	18,270	4,849
Cash and cash equivalents - end of period	$1,941	$3,838

Supplemental Disclosures of Cash Flow Information:
Cash paid for income taxes	6	4
Cash paid for interest	$1,938	$4
Supplemental Non-Cash Items
Purchases of property, equipment and intangibles, not yet paid	$460	$16
Recognition of machinery & equipment obtained in exchange for financing lease liability	$86	$-
Recognition of right of use asset obtained in exchange for operating lease liability	$-	$642
Conversion of preferred stock to common stock	$-	$7,330
Recognition of warrant liability - Investor Warrants	$-	$696
Declaration of dividends	$1,530	$-
Noncash consideration transferred pursuant to the Asset Purchase Agreement	$1,755	$-
Dividends paid in kind	$382	$-
Accretion of preferred stock discount	$1,482	$-
Settlement of accrued liability for employee stock purchase plan	$26	$73
Reclassification of assets held for sale to machinery and equipment	$-	$644
Cashless exercise of penny warrants	$339	$-

Investor Relations:

Eric Prouty

Szymon Serowiecki

AdvisIRy Partners

DragonflyIR@advisiry.com